EXHIBIT 32.1
CERTIFICATION PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
I, T. Michael Price, of First Commonwealth Financial Corporation (“First Commonwealth”), certify that the Quarterly Report of First Commonwealth on Form 10-Q for the period ended June 30, 2026, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of First Commonwealth at the end of such period and the results of operations of First Commonwealth for such period.

DATED: August 10, 2026	/s/ T. Michael Price
T. Michael Price
President and Chief Executive Officer